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                                                                    EXHIBIT 4.5
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                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 19, 2004

                                      among

                               Noble Energy, Inc.

                                       and

                             the Initial Purchasers
                                set forth herein

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                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (the "Agreement") is made and entered into this 19th day of April, 2004, by and among Noble Energy, Inc., a Delaware corporation (the "Company"), and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman, Sachs & Co., Wachovia Capital Markets, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., Morgan Stanley & Co. Incorporated and SG Cowen Securities Corporation (collectively, the "Initial Purchasers").

            This Agreement is made pursuant to the Purchase Agreement, dated April 14, 2004 (the "Purchase Agreement"), among the Company and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of an aggregate of $200,000,000 principal amount of the Company's 5.25% Notes due 2014 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

            In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

            "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

            "Exchange Notes" shall mean the 5.25% Notes due 2014, issued by the Company under the Indenture containing terms identical to the Notes in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Notes in exchange for Registrable Notes pursuant to the Exchange Offer.

            "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2.1 hereof.

            "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

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            "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

            "Exchange Period" shall have the meaning set forth in Section 2.1 hereof.

            "Holder" shall mean each of the Initial Purchasers, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

            "Indenture" shall mean the Indenture relating to the Notes, dated as of April 1, 1997, by and among the Company and The Bank of New York Trust Company, N.A., as successor trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

            "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

            "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

            "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

            "Notes" shall have the meaning set forth in the preamble to this Agreement.

            "Participating Broker-Dealer" shall mean Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman, Sachs & Co., Wachovia Capital Markets, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., Morgan Stanley & Co. Incorporated and SG Cowen Securities Corporation and any other broker-dealer which makes a market in the Notes and exchanges Registrable Notes in the Exchange Offer for Exchange Notes.

            "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or incorporated organization, or a government or agency or political subdivision thereof.

            "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered

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      by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

            "Purchase Agreement" shall have the meaning set forth in the preamble.

            "Registrable Notes" shall mean the Notes of any Holder; provided, however, that such Notes shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes shall have been declared effective under the 1933 Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes can be sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Notes shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Notes purchased from the Company and continued to be held by the Initial Purchasers).

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Notes in accordance with the rules and regulations of the NASD, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder, it being understood that in no event shall the Company be liable for the fees and expenses of more than one counsel (in addition to any local counsel) in connection with registration pursuant to either Section 2.1 or 2.2.

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            "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

            "Shelf Registration" shall mean a registration effected pursuant to
      Section 2.2 hereof.

            "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

            2.    Registration Under the 1933 Act.

            2.1. Exchange Offer. The Company shall (A) prepare and, as soon as practicable but not later than 90 calendar days following the Closing Date, file with the SEC an Exchange Offer Registration Statement with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Notes of each series, a like principal amount of Exchange Notes of such series, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act not later than 150 calendar days following the Closing Date, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated within 270 calendar days following the Closing Date. The Exchange Notes will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Notes acquired directly from the Company for its own account, (c) acquired the Exchange Notes in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. The Exchange Notes will be issued under the Exchange Offer as evidence of the same continuing indebtedness under the Registrable Notes. Under no

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circumstances will the surrender of the Registrable Notes and the issue of the
Exchange Notes constitute new indebtedness or obligate the Company to repay the principal amount of the Registrable Notes in connection with the Exchange Offer.

            In connection with the Exchange Offer, the Company shall:

            (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement together with an appropriate letter of transmittal and related documents;

            (b) keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

            (c)   utilize the services of the Depositary for the Exchange Offer;

            (d) permit Holders to withdraw tendered Registrable Notes at any time prior to 5:00 p.m. (Eastern Time) on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged;

            (e) notify each Holder that any Registrable Notes not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

            (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

      As soon as practicable after the close of the Exchange Offer, the Company shall:

      (i) accept for exchange all Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

      (ii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

      (iii) cause the Trustee promptly to authenticate and deliver the respective Exchange Notes to each Holder of Registrable Notes so accepted for exchange in a principal amount equal to the principal amount of the Registrable Notes of such Holder so accepted for exchange.

            The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein,

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in order to permit such Prospectus to be lawfully delivered by all Participating
Broker-Dealers subject to the prospectus delivery requirements of the 1933 Act for such period of time as such Participating Broker-Dealers must comply with such requirements in order to resell the Exchange Notes; provided, however, that
(i) such period shall be the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to the penultimate paragraph of Section 3 below) and (ii) the Company shall make such Prospectus, and any amendment or supplement thereto, available to any such Participating Broker-Dealer for use in connection with any resale of any Exchange Notes for a period of the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to the penultimate paragraph of Section 3 below).

            Interest on the Exchange Notes will accrue from the most recent interest payment date to which interest has been paid on the respective Registrable Notes surrendered in exchange therefor or, if no interest has been paid on such Registrable Notes, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Notes in accordance with the Exchange Offer, (iii) that each Holder of Registrable Notes exchanged in the Exchange Offer shall have represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

            2.2. Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 150 calendar days following the Closing Date or (B) the Exchange Offer is not consummated within 270 calendar days after the Closing Date (provided that the Company is not then actively pursuing such effectiveness or consummation, as the case may be), (iii) upon the written request of the Initial Purchasers with respect to any Registrable Notes which it acquired directly from the Company or (iv) upon the written request of any Holder that either (A) is not permitted pursuant to applicable law, SEC rules and regulations or applicable interpretations thereof by the staff of the SEC to participate in the Exchange Offer or (B) participates in the Exchange Offer and does

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not receive fully tradable Exchange Notes pursuant to the Exchange Offer, then in case of each of clauses (i) through (iv) the Company shall, at its cost:

            (a) As promptly as practicable, file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 270 calendar days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

            (b) Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period ending on the earliest of (i) two years from the date the Registrable Notes were originally issued by the Company, (ii) the date on which the Registrable Notes become eligible for resale without volume limitations pursuant to Rule 144 under the 1933 Act, or (iii) for such shorter period that will terminate when all Registrable Notes of each series covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Notes.

            (c) Notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

            The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly as reasonably practicable after its being used or filed with the SEC.

            2.3. Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

            2.4. Effectiveness. (a) The Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared

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effective or in the holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes that during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

            (b)   An Exchange Offer Registration Statement pursuant to Section
2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

            2.5. Interest. The Notes will provide that if the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to the date that is 270 days after the Closing Date, the interest rate on the Notes will be increased by [0.25]% per annum commencing the date that is 270 days after the Closing Date, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC; provided, that in the case of a Shelf Registration Statement, if the Company are unable to cause such Shelf Registration Statement to become effective because Holders of Registrable Notes have not provided information with respect to themselves as required by law to be included therein pursuant to the Company's request as provided herein, such [0.25]% increase in the interest rate shall be payable only to Holders that have furnished such information required by law to be included therein to the Company pursuant to its request hereunder from but excluding the date such information is provided to the Company to but excluding the date the Shelf Registration Statement is declared effective by the SEC.

            2.6. Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 and 2.2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 and 2.2 hereof.

            3. Registration Procedures. In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and
2.2 hereof, the Company shall:

            (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use its reasonable best

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      efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the provisions of the 1933 Act applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

            (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least 5 business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Notes and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

            (d) use its reasonable best efforts to register or qualify the Registrable Notes under all applicable state Notes or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in Securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

            (e) notify promptly each Holder of Registrable Notes under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below, and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request

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      by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration
      Statement is effective which makes any statement made in such Registration Statement or related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (f)   (A) in the case of the Exchange Offer Registration Statement
      (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall include all information that the Initial Purchasers may reasonably request, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirement of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                  "if the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer;" and

      (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

      (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Participating Broker-Dealers, if any, at the end of the Exchange Period and with respect to each amendment or supplement, if any, to the Prospectus during the 90-day (or lesser, if applicable) period referred to in the penultimate paragraph of Section 2.1 (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit A, (ii) an officers' certificate substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form if permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts ("SAS 72"), or if such a comfort letter is not permitted by SAS 72, an agreed upon procedures letter in customary form at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Notes to the Initial Purchasers;

            (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

            (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

            (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

            (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least 3 business days prior to the closing of any sale of Registrable Notes;

            (k) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(c)(ii) through 3(e)(v) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified;

            (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, an amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Company as shall be reasonably requested by the Holders of Registrable Notes, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

            (m) obtain a CUSIP number of all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

            (n) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

            (o) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

      (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substances and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

      (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes of each series being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

      (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants who have certified the financial statements of the Company and any other entity included or incorporated by reference in the Registration Statement addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Notes (to the extent consistent with SAS 72), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

      (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substances and scope customary for similar offerings;

      (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

      (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Notes of each series being sold and the managing underwriters, if any.

      The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereof) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

            (p) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons and use its reasonable best efforts to cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

            (q) (i) in the case of an Exchange Offer Registration Statement, within a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and make such changes in any such document prior to the filing thereof as the Initial Purchasers may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Notes shall reasonably object, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and (ii) in the case of a Shelf Registration, within a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders or the Initial Purchasers on behalf of the Holders of Registrable Notes or any underwriter may reasonably object and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders, or any underwriter.

            (r) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

            (s) in the case of a Shelf Registration, use its reasonable best efforts to cause the Registrable Notes to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

            (t) otherwise comply with all applicable rules and regulations of the SEC and make available to Holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

            (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

            (v) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Notes and the Indenture and (ii) each of the Exchange Notes and Indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

            In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including, without limitation, information specified in item 507 of Regulation S-K under the 1933 Act. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed with respect to such Holder in order to make any information with respect to such Holder previously furnished to the Company by such Holder not materially misleading.

            In the case of a Shelf Registration Statement, each Holder agrees and, in the event that any Participating Broker-Dealer is using the Prospectus included in the Exchange Offer Registration Statement in connection with the sale of Exchange Securities pursuant to Section 3(f), each such Participating Broker-Dealer agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the kind described in
Section 3(e)(v) hereof, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until receipt by such Holder or Participating Broker-Dealer, as the case may be, of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (ii) written notice from the Company that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required. If so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the immediately preceding paragraph, the Company shall extend the period during which the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, shall be maintained effective pursuant to this Agreement (and, if applicable, the period during which Participating Broker-Dealers may use the Prospectus included in the Exchange Offer Registration Statement pursuant to Section 3(f) hereof) by the number of days during the period from and including the date of the giving of such notice to and including the earlier of the date when the Holders or Participating Broker-Dealers, respectively, shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions and the effective date of written notice from the Company to the Holders or Participating Broker-Dealers, respectively, that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required.

            If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Notes included in such offering and shall be acceptable to the Company. No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder
(a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreement.

            4. Indemnification; Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided herein), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter with respect to such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or made in reliance upon the Statements of Eligibility and Qualification of Trustees (Form T-1) under the 1939 Act filed as exhibits to the Registration Statement.

            (b) Each Holder, each Initial Purchaser, each Participating Broker-Dealer and each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each other Initial Purchaser, each other Participating Broker-Dealer, each other Underwriter and each other selling Holder, and each of their respective directors and officers, and each Person, if any, who controls the Company, any Initial Purchaser, any Underwriter, any Participating Broker-Dealer or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, Initial Purchaser, Underwriter or Participating Broker-Dealer, respectively, expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no indemnifying party shall be liable for any claims hereunder in excess of the amount of net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to such Shelf Registration Statement;

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action of separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this
      Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers, Holders, Participating Broker-Dealers and Underwriters on the other hand or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers, Holder, Participating Broker-Dealers and Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company from the offering of the Notes, Exchange Notes and Registrable Notes (taken together) included in such offering shall in each case be deemed to include the proceeds received by the Company in connection with the offering of the Notes pursuant to the Purchase Agreement. The parties hereto agree that any underwriting fee or commission or reimbursement of fees paid to the Initial Purchasers pursuant to the Purchase Agreement shall not be deemed to be a benefit received by the Initial Purchasers in connection with the offering of the Exchange Notes or Registrable Notes included in such offering.

            The relative fault of the Company on the one hand and the Initial Purchasers, Holders, Participating Broker-Dealers and Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchases, Holders, Participating Broker-Dealers and Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Initial Purchasers, the Holders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 4, no Initial Purchaser or Holder, Participating Broker-Dealer or Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by it were offered exceeds the amount of any damages which such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 4, each person, if any, who controls an Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, and each director of the Company, each officer of the Company who signs the Shelf Registration Statement or Exchange Offer Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, respectively. The respective obligations of the Initial Purchasers, Holders, Participating Broker-Dealers and Underwriters to contribute pursuant to this
Section 4 are several in proportion to the principal amount of Notes purchased by them and not joint.

            5.    Miscellaneous.

            5.1. Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the

1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Notes (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. The Company agrees to comply with the information obligations to the extent that it is required by applicable law or regulations.

            5.2. No Inconsistent Agreements. The Company have not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the Holders of the Company's other issued and outstanding Notes under any such agreements.

            5.3. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of consents to departures from the provisions hereof may not be given unless the Company have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes of each series affected by such amendment, modification, supplement, waiver or departure.

            5.4. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands, or other communications shall be concurrently delivered by the person given the same to the Trustee under the Indenture, at the address specified in such Indenture.

            5.5. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking any holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

            5.6. Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Notes) shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Notes shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

            5.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            5.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

            5.10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       NOBLE ENERGY, INC.
                                       as Company

                                       By:  /s/ James L. McElvany
                                           --------------------------------
                                           Name: James L. McElvany
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

Confirmed and accepted as
of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
WACHOVIA CAPITAL MARKETS, LLC
BARCLAYS CAPITAL INC.
BNP PARIBAS SECURITIES CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
MORGAN STANLEY & CO. INCORPORATED
SG COWEN SECURITIES CORPORATION

By:  CITIGROUP GLOBAL MARKETS INC.

By:   /s/ Citigroup Global Markets Inc.
    ------------------------------------
            Authorized Signatory

By: DEUTSCHE BANK SECURITIES INC.

By:   /s/ Charles W. Chigas
    ------------------------------------
     Authorized Signatory

By:   /s/ Ben Smilchensky
    ------------------------------------
     Authorized Signatory

By: J.P. MORGAN SECURITIES INC.

By:    /s/ Stephen L. Sheiner
    ------------------------------------
     Authorized Signatory

Acting severally on behalf of themselves and as representatives of the Initial Purchasers named above.

                                                                       Exhibit A

                           Form of Opinion of Counsel

            We are of the opinion that the Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

            In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements and schedules and engineering reports and other financial or engineering data included in the Registration Statement and the Prospectus.